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                       CYPRESS SEMICONDUCTOR CORPORATION

                                 EXHIBIT 11.1
            COMPUTATION OF NET INCOME PER COMMON SHARE AND DILUTIVE
                           COMMON SHARE EQUIVALENTS
                     (In thousands, except per share data)
                                  (Unaudited)
                                                          Three Months Ended
                                                        ----------------------
                                                          Apr. 1,     Apr. 3,
                                                           1996        1995
                                                        ----------  ----------
PRIMARY:
- ----------------------------
Weighted average number of common shares outstanding        79,966      78,868



Common share equivalents from dilutive effect of
  outstanding stock options                                  3,452       8,355
                                                        ----------  ----------
Weighted average number of common shares and dilutive
  common share equivalents outstanding                      83,418      87,223
                                                        ==========  ==========


Net income used in per share computation                $   34,277  $    9,105
                                                        ==========  ==========

Net income per common and common equivalent share       $     0.41  $     0.11

                                                        ==========  ==========


FULLY DILUTED:
- ----------------------------
Weighted average number of common shares outstanding        79,966      78,868


Common share equivalents from dilutive effect of
  outstanding stock options                                  3,452       8,799


Shares issuable upon conversion of convertible
  subordinated notes                                         7,940       7,940
                                                        ----------  ----------

Weighted average number of common shares and dilutive
  common share equivalents outstanding                      91,358      95,607
                                                        ==========  ==========


Net income used in per share computation                $   35,191  $    9,999
                                                        ==========  ==========


Net income per common and common equivalent share       $     0.39  $     0.11
                                                        ==========  ==========


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